INDEPENDENT AUDITORS'CONSENT




We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 13, 2004, relating to the consolidated financial statements of Western Exploration Inc. The audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Almonte Springs, Florida
October 22 , 2004